UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 1, 2012

CHATHAM LODGING TRUST
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-34693	27-1200777
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

50 Cocoanut Row, Suite 216, Palm Beach, Florida		33480
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(561) 802-4477

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 1, 2012, Chatham Lodging Trust (the “Company”) held its Annual Meeting of Shareholders. The matters on which the shareholders voted, in person or by proxy were:

(i)	for the election of the Trustees of the Company to serve until our 2013 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

(ii)	the ratification of the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accountants for the year ending December 31, 2012; and

(iii)	approval, in an advisory and non-binding vote, of the compensation of the Company’s named executive officers.

All of the nominees were elected, the ratification to select the independent registered public accountants was approved, and the compensation of the Company’s named executive officers was approved. The results of the voting were as follows:

Trustee	Votes For	Votes Against/Withheld	Abstain	Broker Non-Votes

Jeffrey H. Fisher	9,329,969	256,274	0	2,681,661
Miles Berger	9,497,747	88,496	0	2,681,661
Thomas J. Crocker	9,558,625	27,618	0	2,681,661
Jack P. DeBoer	9,560,859	25,384	0	2,681,661
Glen R. Gilbert	9,560,859	25,384	0	2,681,661
C. Gerald Goldsmith	9,495,513	90,730	0	2,681,661
Robert Perlmutter	9,560,859	25,384	0	2,681,661
Rolf E. Ruhfus	9,560,859	25,384	0	2,681,661
Joel F. Zemans	9,497,239	89,004	0	2,681,661

Ratification of the selection of independent registered public accountants:

Votes For	Votes Against	Abstentions
11,803,199	462,424	2,281

Approval of compensation of named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,991,983	592,228	2,032	2,681,661

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATHAM LODGING TRUST

August 3, 2012	By:	Dennis M. Craven

Name: Dennis M. Craven
Title: Chief Financial Officer